Exhibit 10.1

AMENDMENT TO THE LOAN AGREEMENT

THIS AMENDMENT (the "Amendment") to the Loan Agreement between TOT Payments, LLC, a Florida limited liability company (doing business as Unified Payments), TOT New Edge, LLC, a Florida limited liability company, Process Pink, LLC, a Florida limited liability company, and TOT FBS, LLC, a Florida limited liability company (collectively, the "Borrower'') and Priority Payment Systems LLC ("Lender"), is entered into and effective as of June 27, 2017 ("Effective Date").

WHEREAS, Lender and Borrower are party to a Loan Agreement dated as May 18, 2017 (the "Agreement"); and

NOW, THEREFORE, in consideration of the premises recited herein and for other good and valuable consideration; the receipt and the adequacy of which are hereby acknowledged, the Agreement is amended as follows:

1.	The Agreement is amended by inserting a new Recital as follows:

Borrower has requested the Lender make a revolving loan of up to $2,500,000.00 to

Borrower. Lender is willing to make such loan to Borrower on the terms and conditions set forth in this Agreement.

2.	Section 1 of the Loan Agreement is hereby amended by adding or replacing, as appropriate, the following defined term:

"Loan Termination Date" means May 20, 2021, or earlier as set forth in the Note, as may be amended or restated from time to time.

"Draw Period" has the meaning set forth in section 2.1 of this Loan Agreement

3.	The Agreement is amended by inserting a new Section 2.1 as follows:

The Loan. Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, Lender agrees to loan to Borrower an amount of up to $2,500,000.00 (the "Loan"), the proceeds of which Borrower will use to meet Borrower obligations pursuant to a certain acquisition agreement and ancillary agreements relating thereto and for working capital. As of the Effective Date of this Amendment, Borrower has Obligations under the Agreement of $1,925,967.21. Subject to the terms and conditions of this Agreement, Lender can fund subsequent draws once every calendar month upon written request from Borrower, to be submitted no later than five business days prior to the anticipated funding date, and not to exceed $1,000,000.00 in any such calendar month. Principal Advances will be funded net of reasonable fees of counsel to Lender, provided, however, that if any requested funding date is not a Business Day, then any funding hereunder shall be due on the immediately following Business Day. Principal Advances on the Multi-Draw Loan shall be funded only during the first 24 months following the Effective Date of the Loan Agreement (the "Draw Period"). In no event shall the Obligations exceed $2,500,000.00 at any time.

4.	The Agreement is amended by inserting a new Section 8.1(l) as follows:

(1)	Obligations at any time exceed the lesser of (i) the Borrowing Limit, or (ii) $2,500,000.00.

IN WITNESS WHEREOF, the undersigned have executed this instrument on behalf of Client and Priority on the date first set forth above.

BORROWER:

TOT Payments, LLC

By: /s/ Oleg Firer
Name: Oleg Firer
Title: CEO

TOT New Edge, LLC

By: /s/ Oleg Firer
Name: Oleg Firer
Title: CEO

Process Pink, LLC

By: /s/ Oleg Firer
Name: Oleg Firer
Title: CEO

TOT FBS, LLC

By: /s/ Oleg Firer
Name: Oleg Firer
Title: CEO

LENDER:

Priority Payment Systems LLC

By: /s/ John Priore
Name: John Priore
Title: President and CEO

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